Exhibit 99.4
                             Selected Information
                      Ford Credit Auto Owner Trust 1999-A
                           through December 31, 1999
                    ----------------------------------------
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

           Class A-1        Class A-2        Class A-3        Class A-4        Class B          Class C
           5.010%           5.089%           5.31%            5.31%            5.79%            6.52%
           Asset            Asset            Asset            Asset            Asset            Certificates
           Backed           Backed           Backed           Backed           Backed
           Notes            Notes            Notes            Notes            Notes
           ------------     ------------     ------------     ------------     ------------     -----------




Principal
Paid       $250,000,000.00  $296,000,000.00  $225,303,334.93  $          0.00  $          0.00   $          0.00

Interest
Paid       $  2,265,866.32  $  7,660,424.06  $ 24,274,167.75  $ 16,383,343.96  $  3,911,149.77   $  2,516,704.82

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Total Servicing Fees Paid:  $ 16,560,253.52



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